Exhibit 99.1

DESIGN, BUILD and SELL THE WORLD’S BEST VEHICLES

Nick Reilly President, General Motors Europe

Forward Looking Statements In words this presentation “expect,” and in related “anticipate,” comments by our management, “possible,” our use of the “intend,” “continue,” “may,” “would,” “positioned” statements that represent our or current similar judgment about expressions possible future events is . We any believe events these or judgments financial results, are reasonable, and our actual but these results statements may differ are materially not guarantees due to a of variety ability to of realize important production factors. efficiencies Among other and items, to achieve such factors reductions might in include: costs as our a quality result of our restructuring control initiatives over and labor our modifications; vehicles our ability and to maintain ability production to deliver schedules; parts, systems our ability and to components maintain adequate at such liquidity times to and allow financing us to meet sources significant and investment an appropriate in new level technology; of debt, including our ability as to required realize successful to fund our vehicle planned particularly applications for of our new new technology; products and . our ability to continue to attract new customers, GM’s provides most information recent annual about report these on and Form other 10 -factors, K and quarterly which we reports may revise on Form or 10-Q supplement in future reports to the SEC.

General Motors Europe •GM represented in Europe with 2 main brands – Opel / Vauxhall (UK) over 100 years – Chevrolet Europe also 100 years – even more active in Europe since 2005 •European market is split – Western Europe Mature, sophisticated, with slow growth potential – Central/Eastern Europe Emerging, good growth potential, price sensitive •Overcapacity in Europe, most volume OEMs are marginally profitable in Europe •Market trends – Urbanization – Aging customer base – CO2 reduction – Electrification and Alternative Propulsion •Tough regulatory environment & difficult environmental targets

Opel Automobiles: Tradition and Innovation 1899 Opel Patent-Motorcar System Lutzmann 1928 Opel RAK 2 1935 Opel Olympia 1924 Opel Laubfrosch

Opel / Vauxhall in Europe • Headquartered in Rüsselsheim, Germany • 41,000 employees in Europe

The Brand Opel German Engineering Passion for Innovations Affordable Dream Cars Sustainable Mobility

Opel / Vauxhall Award-Winning Products •Over 40 prizes for Insignia •Over 25 prizes for Astra •Over 10 prizes for Ampera •Over 20 prizes for Meriva

GM Europe Sales Jan –Aug 2011 TOTAL EUROPE TOTAL VEHICLE MARKET Total Vehicle Market Preliminary Top 10—Jan-Aug 2010/2011 % of Market 1. VW Cum 10 Cum 11 Max10.02 1. VW % of Market 3.56 3.68 4.23 10.65 4.07 3.75 4.68 2. Ford 4.27 4.28 8.12 4.92 2. Ford % of Market 5.82 5.30 7.83 6.70 6.42 5.49 7.38 3. Renault 6.11 6.22 8.19 7.16 3. Renault % of Market 6.84 6.23 7.50 7.86 8.19 7.50 9.42 4. Peugeot 8.12 7.83 6.84 9.34 4. Peugeot % of Market 10.02 106.65 .23 12.24 5. Opel/Vxh 6.11 5. Opel % of Market 6.22 6. Fiat 6.42 6. Fiat % of Market 5.49 7. Citroen 5.82 7. Citroen % of Market 5.30 8. Mercedes 4.27 8. Mercedes % of Market 4.28 9. Toyota 4.07 9. Toyota % of Market 3.75 10. Audi 3.56 Cum 10 10. Audi % of Market 3.68 Cum 11 16. 16. Chevrolet 2.47 % of Market 2.53 45. Cadillac 0.01 45. Cadillac % of Market 0.02 GERMANY TOTAL VEHICLE MARKET Total Vehicle Market Preliminary Top 10—Jan-Aug 2010/2011 % of Market 1. VW Cum 10 Cum 11 Max 21.41 1. VW % of Market 3.10 2.81 3.56 21.27 3.15 3.05 3.62 2. Mercedes 4.30 10.4 75 .00 4.94 2. Mercedes % of Market 4.14 10.26 4.10 4.76 6.95 7.08 8.15 3. Opel 7.735 .38 7.28 8.45 3. Opel % of Market 6.91 7.70 7.36 8.46 7.38 7.70 8.86 4. Ford 10 6.75 91 10.26 12.36 4. Ford % of Market 217 .41 .36 21.27 24.62 5. BMW 7.35 5. BMW % of Market 7.28 6. Audi 6.95 6. Audi % of Market 7.08 7. Skoda 4.14 7. Skoda % of Market 4.10 8. Renault 4.30 8. Renault % of Market 4.00 9. Fiat 3.15 9. Fiat % of Market 3.05 10. 10 Peugeot . Peugeot 3.10 Cum 10 % of Market 2.81 Cum 11 24.24 Chevrolet . 0.69 % of Market 0.86 44.44 Cadillac . 0.01 % of Market 0.01

Opel / Vauxhall Corporate Status •Serious financial state in 2009 at same time as GM filed bankruptcy in US •GM decision to maintain Opel / Vauxhall •Regeneration through major restructuring plan designed to: — Reduce capacity / headcount by ~20% — Increase productivity — Contribution of Euro 265 M /annum by workforce — Significantly reduce breakeven — Restructuring financed by parent company •Product launch attack: Euro 11 B for over 30 new models through 2014

European Industry Growth Projection • Not expected that peak volume, before crisis, will be reached again within FC period • Slow recuperation of Western European industry • Faster decline during crisis but faster recuperation and growth in Central and Western Europe after crisis [Units Million] Today Source: Global Insight

Opel / Vauxhall Market Share & Financials • YTD Aug 2011 we are up on volume in 15 markets and up on market share in 20 markets out of 27 markets vs YTD Aug 2010 — Opel / Vauxhall YTD August market share is 6.22% (+0.11 pp vs. YTD August 2010) — Opel / Vauxhall among top 3 winners in European market • 2nd Quarter 2011 — Profit of $102 M USD (EBIT) (restructuring cost included) • Target for 2011 — EBIT-Adj breakeven (without considering restructuring cost) • Original required funding by GM of $4.4 B USD — Substantially lower funding utilized

Restructuring Status Action Progress • Antwerp plant closure • Restructuring of Bochum plant All activities in plan Nearly completed • F13 being replaced by F17 transmissions built at Aspern All activities in plan • Run out of L850 engine at Kaiserslautern • Headcount restructuring and structural cost All activities in plan improvement 2011- 2014 as planned

Opel / Vauxhall Media Reputation Opel / Vauxhall in Europe | Corporate vs. Product Coverage

Opel / Vauxhall Media Reputation Trend | Opel in Germany

Opel / Vauxhall Product Launches

Mobility for the Future: Opel Ampera •E-Car with range extender •40 to 80 km electric driving •Onboard-electricity generator •Total range > 500 km

Chevrolet Status • Fast growing brand • European “Total Vehicle” market • YTD 2011 volume growth in 24 markets & increase market share in 17 markets • 2010 World Touring Car Championship with Cruze • 7 new model launches in 2011 Orlando, Aveo 4, Aveo 5dr, Cruze HB, Camaro Coupé/Convertible, Volt • Soon to be launched Malibu

Chevrolet Growth in Europe Faster growth than any competitor

Chevrolet Product Launches

Chevrolet Product Launches

GM European Brands

DESIGN, BUILD and SELL THE WORLD’S BEST VEHICLES